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                                                                    EXHIBIT 10.3


                           TOWER FINANCIAL CORPORATION
                      1998 STOCK OPTION AND INCENTIVE PLAN

                  1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining Employees and Directors who provide services to the Company and its Affiliates.

                  2. DEFINITIONS. The following definitions are applicable to the Plan:

                  "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code Sections 424(e) and (f), respectively.

                  "Award" means the grant by the Committee of Incentive Stock Options, Nonqualified Stock Options, Performance Shares or any combination of the foregoing, pursuant to the terms of the Plan.

                  "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

                  "Board" means the Board of Directors of the Company.

                  "Cause" means, in connection with a Participant's Termination of Service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, or any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate.

                  "Change in Control" means any one of the following events: (a) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act after the date of the adoption of the Plan by the Board, first becomes the beneficial owner of shares of capital stock of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (b) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Company shall cease to constitute a majority of the Board of the Company or (c) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of the foregoing events shall not be deemed a Change in Control if, prior to occurrence, a resolution specifically approving the occurrence shall have been adopted by at least a majority of the Board.






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                  "Change in Domicile" means a Reorganization of the Company which is primarily for the purpose of changing the state of organization of the Company from Indiana to another jurisdiction of the United States of America.

                  "Code" means the Internal Revenue Code of 1986, as amended, and interpretive rules and regulations thereunder.

                  "Committee" means the Committee appointed by the Board to administer the Plan.

                  "Company" means Tower Financial Corporation, an Indiana corporation.

                  "Date of Grant" means the date on which an Award is granted, as determined by the Committee; provided, however, that in the absence of a Committee determination, the date on which the Committee adopts a resolution granting the Award.

                  "Director" means any individual who is a member of the Board regardless of whether the Director is an Employee of the Company or any Affiliate.

                  "Disability" means total and permanent disability as determined by the Committee pursuant to Code Section 22(e)(3).

                  "Employee" means any person employed by the Company or an Affiliate, or expected to be employed by the Company or Affiliate, provided the individual becomes actually so employed.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercise Price" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

                  "Incentive Stock Option" means an Option to purchase Shares which is intended to qualify under Code Section 422.

                  "Market Value" means the last reported sale price on the date in question (or, if there is no reported sale on such date, the last preceding date on which any reported sale occurred) of one Share on the principal exchange or the Nasdaq National Market (or any similar system then in use) on which the Shares are then listed for trading or on the OTC Bulletin Board, as the case may be, or if the Shares are not listed for trading on any exchange or on the Nasdaq National Market (or any similar system then in use) and are not quoted on the OTC Bulletin Board, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by Nasdaq or any similar quotation system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.



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                  "Nonqualified Stock Option" means an Option to purchase Shares which is not intended to qualify under Code Section 422.

                  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

                  "Participant" means an individual selected by the Committee to receive an Award.

                  "Performance Cycle" means the period of time, designated by the Committee, over which Performance Shares may be earned.

                  "Performance Shares" means Shares awarded to a Participant pursuant to Section 11 of the Plan.

                  "Plan" means the Tower Financial Corporation 1998 Stock Option and Incentive Plan.

                  "Reorganization" means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

                  "Retirement" means, with respect to an Employee, Termination of Service with the Company or any Affiliate in accordance with the Company's retirement policy as then in effect.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means the shares of common stock, without par value, of the Company.

                  "Termination of Service" means, in the case of an Employee, the termination of the employment relationship between the Employee and the Company and all Affiliates; and in the case of an individual that is not an Employee, the termination of the service relationship between the individual and the Company and all Affiliates.

                  3. ADMINISTRATION. The Plan shall be administered by a Committee, which shall consist of two or more members of the Board. The members of the Committee shall be appointed by the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee.

                  Except as expressly limited by the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and control its operation, including, but not limited to, the power to (a) select Participants, grant Awards and provide the terms and


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conditions of all Awards (which need not be identical among Participants); (b)
interpret the Plan and Awards; and, (c) adopt rules and procedures for the administration, interpretation and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                  4. PARTICIPANTS. The Committee, in its sole discretion, may select from time to time Participants in the Plan from those Employees and Directors who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates; provided, however, Incentive Stock Options may be granted only to Employees of the Company or its Affiliates.

                  5. SUBSTITUTE OPTIONS. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

                  6. AWARD AGREEMENT. Each Award shall be evidenced by an Award Agreement containing the terms and the conditions of the Award, as determined by the Committee, in its sole discretion. With respect to Awards of Options, in addition to any other terms and conditions the Committee establishes, the Award Agreement shall specify the Exercise Price, the time or times at which an Option will vest or become exercisable, the term of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

                  7. SHARES SUBJECT TO PLAN, LIMITATIONS ON GRANTS AND EXERCISE PRICE. Subject to adjustment by the operation of Section 12 of the Plan:

                  (a) The maximum number of Shares which may be issued under Awards under the Plan shall not exceed 310,000 Shares. The Shares may be either authorized and unissued Shares or Shares acquired by the Company and held as treasury Shares. Shares that are withheld to satisfy payment of the Exercise Price or any tax withholding obligation and any Shares subject to an Award which expires, terminates or is surrendered for cancellation may be subject to new Awards under the Plan.

                  (b) The number of Shares which may be issued hereunder to any Employee during any calendar year under all forms of Awards shall not exceed 75,000 Shares.

                  (c) The Exercise Price for Shares awarded under Incentive Stock Options may not be less than the Market Value of the Shares on the Date of Grant; provided, however, the Exercise Price may not be less than 110% of Market Value with respect


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         to Incentive Stock Options granted to any Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates. The Exercise Price for Shares awarded under Nonqualified Stock Options may not be less than 85% of the Market Value of the Shares on the Date of Grant.

                  8. TERMINATION OF OPTIONS. Unless otherwise provided in the Award Agreement, Incentive Stock Options shall expire on, and may not be exercised after, the earliest to occur of the following events:

                  (a) the tenth anniversary of the Date of Grant;

                  (b) three (3) months after a Participant's Termination of Service by reason of Retirement;

                  (c) one (1) year after a Participant's Termination of Service by reason of Disability or a Participant's death;

                  (d) three (3) months after Termination of Service for reasons other than Cause; and

                  (e) close of business on the business day immediately following the date of involuntary Termination of Service for Cause.

                  Unless otherwise provided in the Award Agreement, Nonqualified Stock Options shall expire on, and may not be exercised after, the earliest to occur of (a) the tenth anniversary of the Date of Grant and (b) close of business on the business day immediately following the date of involuntary Termination of Service for Cause.

                  9. METHOD OF EXERCISE OF OPTIONS. To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which the Participant elects to exercise the Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice and payment are received by the Company. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order), except that the Committee, in its sole discretion, may permit a Participant to pay the Exercise Price as follows:

                  (a) by delivering previously-owned Shares acceptable to the Committee and having a Market Value on the date of exercise equal to the Exercise Price;



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                  (b) by requesting that the Company withhold Shares issuable upon exercise of the Option having a Market Value equal to the Exercise Price; or
                  (c) by any other means which the Committee, in its sole discretion, determines to be consistent with the purposes of the Plan.

                  10. INCENTIVE STOCK OPTIONS - ADDITIONAL PROVISIONS. Any provisions of the Plan to the contrary notwithstanding, Incentive Stock Options shall be subject to the following:

                  (a) The aggregate Market Value (determined on the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

                  (b) No Incentive Stock Option may be exercised more than three
         (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise.

                  (c) No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code
         Section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

Unless otherwise provided by the Committee in the Award Agreement, to the extent that an Option does not qualify as an Incentive Stock Option, because of its provisions, the time and manner of its exercise or otherwise, the Option or portion thereof which does not so qualify, shall constitute a separate Nonqualified Stock Option.

                  11. PERFORMANCE SHARES. The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares upon the achievement of performance goals (which may be cumulative and/or alternative) as may be established, in writing, by the Committee based on any one or any combination of the following business criteria: (a) earnings per Share; (b) return on equity; (c) return on assets; (d) operating income; or (e) Market Value per Share. At the time as it is certified, in writing, by the Committee that the performance goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee shall authorize the payment of cash in lieu of Performance Shares or the issuance of Performance Shares registered in the name of the Participant, or a combination of cash and Shares. The grant of an Award of Performance Shares shall be evidenced by an Award Agreement containing the terms


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and conditions of the Award as determined by the Committee. To the extent required under Code Section 162(m), the business criteria under which performance goals are determined by the Committee shall be resubmitted to stockholders for reapproval no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Plan.

                  In the case of a Participant's Termination of Service before the end of a Performance Cycle for any reason other than Retirement, Disability, or death, the Participant shall forfeit all rights with respect to any Performance Shares that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant incurs a Termination of Service before the end of a Performance Cycle by reason of Retirement, Disability, or death, the Participant shall be entitled to a prorated payment with respect to any Performance Shares that were being earned during the Performance Cycle.

                  12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares and Exercise Price of Options with respect to Awards previously granted under the Plan may be adjusted by the Committee, in its sole discretion, and the Committee's determination shall be conclusive.

                  13. EFFECT OF REORGANIZATION. Except as otherwise specifically provided in the Award Agreement, Awards will be affected by a Reorganization as follows:

                  (a) If the Reorganization is a dissolution or liquidation of the Company, then each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 10, and the Company shall notify each Participant of the Participant's right within a reasonable period of time prior to any dissolution or liquidation.

                  (b) If the Reorganization is a merger or consolidation, other than a Change in Domicile or a Change in Control subject to Section 14 of this Plan, upon the effective date of the Reorganization, each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization.



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                  (c) If the Reorganization is a Change of Domicile, then this
         Plan and each outstanding option shall be assumed by and become the liabilities of the entity succeeding to the Company in such Change of Domicile. Any stock split or recapitalization effected as part of or in connection with such Change of Domicile shall be treated as a change in capitalization of the Company under Section 12.

                  The adjustments contained in this Section and the manner of application of its provisions shall be determined solely by the Committee.

                  14. EFFECT OF CHANGE OF CONTROL. If a Participant incurs an involuntary Termination of Service for any reason other than Cause at any time within twelve (12) months after a Change in Control, unless the Committee shall have otherwise provided in the Award Agreement, the Participant shall be entitled to receive a prorata payment with respect to Performance Shares to the same extent as the Participant's Termination of Service for reason of Retirement under Section 11 of the Plan. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if the event specified in clause (c) of the definition of a Change in Control contained in
Section 2 shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of the event and shall remain exercisable in accordance with their terms; provided, however, that no Option which has previously been terminated shall become exercisable.

                  15. ASSIGNMENTS AND TRANSFERS. Except as expressly authorized by the Committee in the Award Agreement, Awards may not be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime, may be exercisable only by the Participant.

                  16. PARTICIPANT RIGHTS LIMITED. No Employee, Director or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no Employee, Director or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any person any right to be retained in the employ or service of the Company or any Affiliate.

                  17. STOCKHOLDER RIGHTS. No Participant or other person shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or other person entitled to the Shares.

                  18. WITHHOLDING TAX. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements.


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The Committee, in its sole discretion and pursuant to such procedures as it may establish from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares or (b) delivering to the Company Shares already owned having a Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered shall be equal to the Market Value as of the date that the taxes are required to be withheld.

                  19. SETTLEMENT OF AWARDS. The Company's obligation to deliver Shares with respect to an Award shall be subject to such conditions, restrictions and contingencies as the Company may establish, including but not limited to, the receipt of a representation as to the investment intention of the person to whom Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of a representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of the Shares to listing on any stock exchange or system on which the Shares may then be listed and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

                  20. LOANS.

                  (a) The Company may make loans to a Participant in connection with the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

                  (b) No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate Exercise Price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the Participant. In no event may any loan exceed the Market Value of the related Shares at the time of the loan.

                  (c) No loan shall have an initial term exceeding three (3) years; provided, that loans under the Plan shall be renewable at the discretion of the Company; provided, further, that the indebtedness under each loan shall become due and payable on a date no later than
         (i) one year after a Participant's Termination of


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         Service by reason of death, Retirement or Disability or (ii) the day of the Participant's Termination of Service for any reason other than death, Retirement or Disability.

                  (d) Loans under the Plan may be satisfied by the Participant, as determined by the Company, in cash or, with the consent of the Company, in whole or in part in Shares at Market Value on the date of such payment.

                  (e) When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Company, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Company, be released from time to time as it deems not to be needed as security.

                  (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

                  21. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code
Section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

                  22. REQUIRED EXERCISE OR FORFEITURE. Notwithstanding anything to the contrary in this Plan or any Award Agreement, the primary federal bank regulator of the Company, or any Affiliate that is a depository institution, shall have the right, in its discretion, to direct the Company to require Participants to exercise or forfeit their Options if the capital of any Affiliate that is a depository institution falls below the minimum capital required by applicable laws, rules and regulations, as determined by the primary federal bank regulator of the Company or such Affiliate. In such an event, each Participant shall be entitled to written notice of such direction from the Company and a period no less than 90 days from the receipt of such notice to exercise their affected Options.

                  23. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board, subject to approval and ratification by the stockholders of the Company. After approval by the Company's stockholders, the Plan shall continue in effect for a term of ten (10) years from the date of adoption by the Board of Directors unless sooner terminated pursuant to Section 21 of the Plan.


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                  24. GOVERNING LAW. The Plan and Award Agreements shall be
construed in accordance with and governed by the laws of the state of the Company's organization.

                             ADOPTED BY THE BOARD OF DIRECTORS OF
                             TOWER FINANCIAL CORPORATION
                             AS OF DECEMBER 14, 1998

                             ADOPTED BY THE STOCKHOLDERS OF
                             TOWER FINANCIAL CORPORATION
                             AS OF DECEMBER 14, 1998

































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